UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 23, 2004

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)


    Delaware                         1-15062                        13-4099534
   ----------                        --------                       ----------
(State or Other Jurisdiction    (Commission File Number)          (IRS Employer
   of Incorporation)                                         Identification No.)


                One Time Warner Center, New York, New York 10019
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13-4(c))


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Item  1.01  Entry into a Material Definitive Agreement.

     The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant ) is hereby incorporated by reference into this Item 1.01.

Item  1.02  Termination of a Material Definitive Agreement.

     Concurrently  with the  effectiveness of the Credit Agreement  described in
Item 2.03 below, Time Warner Cable Inc. ("TWC"), a consolidated subsidiary of Time Warner Inc. ("Time Warner"), and Time Warner Entertainment Company, L.P. ("TWE" and, together with TWC, the "Borrowers"), a consolidated subsidiary of TWC, terminated their previously existing $1.0 billion 364-day revolving credit agreement, dated as of December 9, 2003, and $500 million three-year term loan agreement, dated as of December 9, 2003 (the "Terminated Agreements").

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On November 23, 2004, the Borrowers entered into an amended and restated $4.0 billion five-year revolving credit agreement (the "Credit Agreement") with a syndicate of financial institutions, including JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank AG, New York Branch, as Co-Syndication Agents, and ABN Amro Bank N.V. and BNP Paribas, as Co-Documentation Agents. The Credit Agreement amends and restates the Borrowers' previous $2.0 billion five-year revolving credit agreement, dated as of December 9, 2003, and replaces the Terminated Agreements.

     Borrowings under the Credit Agreement bear interest at an annual rate based on the credit rating of TWC, which rate is currently LIBOR plus 0.39%. In addition, the Borrowers are required to pay a facility fee of 0.11% per annum on the aggregate commitments under the Credit Agreement. An additional usage fee of 0.10% per annum of the outstanding amounts under the Credit Agreement is incurred if such amounts exceed 50% of the aggregate commitments under the Credit Agreement. The Credit Agreement provides same-day funding capability, and a portion of the commitments not to exceed $300 million at any time may be used for the issuance of letters of credit. The Credit Agreement contains representations, warranties, covenants and events of default which are substantially identical to those contained in the Borrowers' previous $2.0 billion five-year credit agreement, including, without limitation, a maximum leverage ratio covenant of 5.0 times consolidated EBITDA of TWC and an interest coverage covenant of 2.0 times consolidated cash interest expense of TWC. Each of these ratios is more fully defined in the Credit Agreement. The Credit Agreement does not contain any credit ratings-based defaults or covenants, or any ongoing covenant or representation specifically relating to a material adverse change in TWC's financial condition or results of operations. Borrowings may be used for general corporate purposes and unused credit is available to support commercial paper borrowings.

     The Borrowers have cross-guaranteed their respective obligations under the Credit Agreement, and Warner Communications Inc. ("WCI") and American Television and Communications Corporation ("ATC") (both indirect wholly-owned subsidiaries of Time Warner, but not subsidiaries of TWC) have each guaranteed a pro-rata portion of TWE's obligations under the Credit Agreement (including TWE's obligations under its guarantee of TWC's obligations), although there are generally no restrictions on the ability of WCI and ATC to transfer material assets (other than their interest in TWC or TWE) to parties that are not guarantors. The Credit Agreement will expire on November 23, 2009, at which time all outstanding amounts under the Credit Agreement will be due and payable. In the event of a default by the Borrowers, the lenders may terminate the Credit Agreement and declare any outstanding loans, accrued interest, fees and other obligations to be due and payable immediately.

     Some of the lenders under the Credit Agreement and their affiliates have various relationships with Time Warner and its subsidiaries (including the Borrowers) involving the provision of financial services, including cash management, investment banking, trust and leasing services. In addition, Time Warner and certain of its


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subsidiaries  have  entered  into  interest  rate,  foreign  exchange  and other derivative arrangements with certain of the lenders and their affiliates.

Item 9.01  Financial Statements and Exhibits.

Exhibit        Description

99.1 $4.0 Billion 5-Year Revolving Credit Agreement, dated as of December 9, 2003 and amended and restated as of November 23, 2004, among Time Warner Cable Inc., Time Warner Entertainment Company, L.P., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank AG, New York Branch, as Co-Syndication Agents, and ABN Amro Bank N.V. and BNP Paribas, as Co-Documentation Agents, with associated Guarantees.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TIME WARNER INC.


                                          By: /s/ Wayne H. Pace
                                             -----------------------------------
                                             Name:  Wayne H. Pace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

  Date:  November 29, 2004


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                                  EXHIBIT INDEX



Exhibit                                     Description

99.1 $4.0 Billion 5-Year Revolving Credit Agreement, dated as of December 9, 2003 and amended and restated as of November 23, 2004, among Time Warner Cable Inc., Time Warner Entertainment Company, L.P., the Lenders party thereto,
                    JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank AG, New York Branch, as Co-Syndication Agents, and ABN Amro Bank N.V. and BNP
                    Paribas, as Co-Documentation Agents, with associated Guarantees.